INVESTMENT ACCOUNTING AGREEMENT
                         -------------------------------

     THIS AGREEMENT made and effective as of this ___ day of __________, 2000, by and between FREMONT MUTUAL FUNDS, INC., a Maryland corporation, having its principal place of business at 333 Market Street, Suite 2600, San Francisco, California 94105 ("Fund"), and STATE STREET BANK AND TRUST COMPANY, a state chartered trust company organized and existing under the laws of the Commonwealth of Massachusetts, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 94105 ("State Street").

     WHEREAS, Fund is registered as an "investment company" under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, State Street performs certain investment accounting and recordkeeping services on a computerized accounting system (the "System") which is suitable for maintaining certain accounting records of the Portfolios of the Fund; and

     WHEREAS, Fund desires to appoint State Street as investment accounting and recordkeeping agent for the assets of the Fund's investment portfolio or portfolios (each a "Portfolio" and collectively the "Portfolios") of the Fund, and State Street is willing to accept such appointment;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF RECORDKEEPING AGENT. Fund hereby constitutes and appoints State Street as investment accounting and recordkeeping agent for the Portfolios to perform accounting and recordkeeping functions related to portfolio transactions required of Fund under Rule 31a of the 1940 Act and to calculate the net asset value of the Portfolios.

2. REPRESENTATIONS AND WARRANTIES OF FUND. Fund hereby represents, warrants and acknowledges to State Street:

     A. That it is a corporation duly organized and existing and in good standing under the laws of Maryland, and that it is registered under the 1940 Act;

     B. That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into this Agreement; that it has taken all requisite action necessary to appoint State Street as investment accounting and recordkeeping agent for the Portfolios of the Fund; that this Agreement has been duly executed and delivered by Fund; and that this Agreement constitutes a legal, valid and binding obligation of Fund, enforceable in accordance with its terms; and

     C. That it has determined to its satisfaction that the System is appropriate and suitable for its needs.

3. REPRESENTATIONS AND WARRANTIES OF STATE STREET. State Street hereby represents, warrants and acknowledges to Fund:

     A. That it is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts;

     B. That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; that this Agreement has been duly executed and delivered by State Street; and that this Agreement constitutes a legal, valid and binding obligation of State Street, enforceable in accordance with its terms; and

     C. That the accounts and records maintained and preserved by State Street shall be the property of Fund and that it will not use any information made available to it under the terms hereof for any purpose other than complying with its duties and responsibilities hereunder or a specifically authorized by Fund in writing.

4.   DUTIES AND RESPONSIBILITIES OF FUND.

     A. Fund shall turn over to State Street all of each Portfolio's accounts and records previously maintained, if any.

     B. Fund shall provide to State Street the information necessary to perform State Street's duties and responsibilities hereunder in writing or its electronic or digital equivalent prior to the close of the New York Stock Exchange on each day on which State Street prices the Portfolios' securities and foreign currency holdings.

     C. Fund shall furnish State Street with the declaration, record and payment dates and amounts of any dividends or income and any other special actions required concerning the securities in the Portfolios when such information is not readily available from generally accepted securities industry services or publications.

     D. Fund shall pay to State Street such compensation at such time as may from time to time be agreed upon in writing by State Street and Fund. Fund shall also reimburse State Street on demand for all out-of-pocket disbursements, costs and expenses incurred by State Street in connection with services performed pursuant to this Agreement.

     E. Fund shall notify State Street of any changes in statutes, rules, regulations, requirements, or policies which may necessitate changes in State Street's responsibilities or procedures.

     F. Fund shall provide to State Street, as conclusive proof of any fact or matter required to be ascertained from Fund as determined by State Street, a certificate signed by Fund's president or other officer of Fund, or other authorized individual, as requested by State Street.

     G. Fund shall preserve the confidentiality of the System and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the System and the business of State Street ("Confidential Information"). Fund shall not voluntarily disclose such Confidential Information to any other person other than its own employees who reasonably have a need to know such information pursuant to his Agreement. Fund shall return all such Confidential Information to State Street upon termination or expiration of this Agreement.

     H. Fund has been informed that the System is licensed for use by State Street from a third party ("Licensor"), and Fund acknowledges that State Street and Licensor have proprietary rights in and to the System and all other State Street or Licensor programs, code, techniques, know-how, data bases, supporting documentation, data formats and procedures, including without limitation any changes or modifications made at the request or expense or both of Fund (collectively, the "Protected Information"). Fund acknowledges that the Protected Information constitutes confidential material and trade secrets of State Street and Licensor. Fund shall preserve the confidentiality of the Protected Information, and Fund hereby acknowledges that any unauthorized use, misuse, disclosure or taking of Protected Information, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable law. Fund shall so inform employees and agents who have access to the Protected Information or to any computer equipment capable of accessing the same. Licensor is intended to be and shall be a third party beneficiary of the Fund's obligations and undertakings contained in this paragraph.

5.   DUTIES AND RESPONSIBILITIES OF STATE STREET.

     A. State Street shall calculate each Portfolio's (as applicable) net asset value, public offering price, dividend distribution rates and yields in accordance with Fund's instructions utilizing the pricing sources designated by Fund on Exhibit A hereto. State Street will price the securities and foreign currency holdings of the Portfolios for which market quotations are available by the use of outside services designated by Fund which are normally used and contracted with for this purpose; all other securities and foreign currency holdings will be priced in accordance with Fund's instructions.

     B. State Street shall prepare and maintain, with the direction and as interpreted by Fund or Fund's accountants and/or other advisors, in complete, accurate, and current form, all accounts and records needed to be maintained as a basis for the calculations to be done pursuant to Section 5.A., and as further agreed upon by the parties in writing, and shall preserve such records in the manner and for the periods required by law or for such longer period as the parties may agree upon in writing. Fund shall advise State Street in writing of all applicable record retention requirements, other than those set forth in the 1940 Act.

     C. State Street will reconcile all accounts and records to Fund's custodian's records on a monthly basis and report any discrepancies to both the custodian and Fund. Also, State Street will reconcile on a daily basis share purchases, redemptions, total shares outstanding and accrued dividends/distributions payable to the Fund's transfer agent's records and report any discrepancies to both the transfer agent and Fund.

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

     D.   State  Street  shall  make   available  to  Fund  for   inspection  or
          reproduction within a reasonable time, upon demand, all accounts and records of Fund maintained and preserved by State Street.

     E.   State   Street  shall  be  entitled  to  rely   conclusively   on  the
          completeness and correctness of any and all accounts and records turned over to it by Fund.

     F. State Street shall assist Fund's independent accountants, or upon approval of Fund or upon demand, any regulatory body, in any requested review of Fund's accounts and records maintained by State Street but shall be reimbursed by Fund for all expenses and employee time invested in any such review outside of routine and normal periodic reviews.

     G. Upon receipt from Fund of any necessary information or instructions, State Street shall provide information from the books and records it maintains for Fund that Fund needs for tax returns, questionnaires, or periodic reports to shareholders and such other reports and information requests as Fund and State Street shall agree on from time to time.

     H. State Street shall not have any responsibility hereunder to Fund, Fund's shareowners or any other person or entity for moneys or securities of Fund, whether held by Fund or custodians of Fund.

6. INDEMNIFICATION. State Street shall not be responsible or liable for, and Fund shall indemnify and hold State Street harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities, which may be asserted against or incurred by State Street or for which it may be liable, arising out of or attributable to:

     A. State Street's action or omission to act pursuant hereto, except for any loss or damage arising from any negligent act or willful misconduct of State Street.

     B. State Street's payment of money as requested by Fund, or the taking of any action which might make State Street liable for payment of money; provided, however, that State Street shall not be obligated to expend its own moneys or to take any such action except in State Street's sole discretion.

     C. State Street's action or omission to act hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper appearing to it to be genuine and to have been properly executed.

     D. The purchase or sale of any securities or foreign currency positions. Without limiting the generality of the foregoing, State Street shall be under no duty or obligation to inquire into:

          (1) The validity of the issue of any securities purchased by or for Fund, or the legality of the purchase thereof, or the propriety of the purchase price;

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

          (2) The legality of the sale of any securities by or for Fund, or the propriety of the sale price;

          (3) The legality of the issue, sale or purchase of any shares of Fund, or the sufficiency of the purchase or sale price; or

          (4) The legality of the declaration of any dividend by Fund, or the legality of the issue of any shares of Fund in payment of any stock dividend.

     E. Any error, omission, inaccuracy or other deficiency in Fund's accounts and records provided to State Street pursuant to Section 4.A. hereunder or otherwise, or in the failure of Fund to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform its function hereunder.

     F. The Fund's refusal or failure to comply with the terms of this Agreement (including without limitation the Fund's failure to pay or reimburse State Street under this indemnification provision), the Fund's negligence or willful misconduct, or the failure of any representation or warranty of the Fund hereunder to be and remain true and correct in all respects at all times.

     G. State Street shall indemnify and hold the Fund harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against or incurred by Fund or for which it may be liable to the extent arising out of or attributable to any negligent act or willful misconduct of State Street; provided, however, that State Street shall not be liable for consequential, special or punitive damages in any event.

7. LIMITATION OF LIABILITY. State Street shall not be responsible or liable for:

     A. Its failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation or communication service; inability to obtain material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection.

     B. Its action or omission to act in good faith reliance on the advice or opinion of counsel for Fund or its own counsel, which advice or opinion may be obtained by State Street at the expense of Fund, or on the advice and statements of Fund, Fund's accountants and officers or other authorized individuals, and others believed by it in good faith to be expert in matters upon which they are consulted.

8. PROCEDURES. State Street and Fund may from time to time adopt procedures as they agree upon, and State Street may conclusively assume that any procedure approved or directed by Fund or its accountants or other advisors does not conflict with or violate any requirements of Fund's prospectus, charter or declaration of trust, bylaws, any applicable law, rule or regulation, or any order, decree or agreement by which the Fund may be bound.

9. TERM AND TERMINATION. The initial term of this Agreement shall be a period of one (1) year commencing on the effective date hereof. This Agreement shall continue thereafter until terminated by either party by notice in writing received by the other party not less than ninety (90) days prior to the date upon which such termination shall take effect. Upon termination of this Agreement:

     A. Fund shall pay to State Street its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date.

     B. Fund shall designate a successor (which may be Fund) by notice in writing to State Street on or before the termination date.

     C. State Street shall deliver to the successor, or if none has been designated, to Fund, at State Street's office, all records, funds and other properties of Fund deposited with or held by State Street hereunder. In the event that neither a successor nor Fund takes delivery of all records, funds and other properties of Fund by the termination date, State Street's sole obligation with respect thereto from the termination date until delivery to a successor or Fund shall be to exercise reasonable care to hold the same in custody in its form and condition as of the termination date, and State Street shall be entitled to reasonable compensation therefor, including but not limited to all of its out-of-pocket costs and expenses incurred in connection therewith.

10. NOTICES. Notices, requests, instructions and other writings addressed to Fund at the address set forth above or at such address as Fund may have designated to State Street in writing, shall be deemed to have been properly given to Fund hereunder; and notices, requests, instructions and other writings addressed to State Street at its offices at 801 Pennsylvania Avenue, Kansas City, MO 64105, Attn: Allen Strain, or to such other address as it may have designated to Fund in writing, shall be deemed to have been properly given to State Street hereunder.

11.  MULTIPLE PORTFOLIOS.

     A. Each Portfolio shall be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Fund shall be deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement of each Portfolio is understood to be for clerical convenience only and shall not constitute any basis for joining the Portfolios for any reason.

     B. Fund may appoint State Street as its investment accounting and recordkeeping agent for additional Portfolios from time to time by written notice, provided that State Street consents to such addition. Rate or charges for each additional Portfolio shall be as agree upon by State Street and Fund in writing.

12.  MISCELLANEOUS.

     A. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Massachusetts, without reference to the choice of laws principles thereof.

     B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     C. The representations and warranties, the indemnification extended hereunder, and the provisions of Sections 4.G and 4.H. are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

     D. No provisions of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

     E. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party's rights hereunder shall be effective unless contained in a written instrument signed by the party sought to be charged.

     F. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     G. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     H. If any part, term or provision of this Agreement is determined by the courts or any regulatory authority to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     I. This Agreement may not be assigned by either party without the prior written consent of the other.

     J. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between Fund and State Street.

     K. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective and duly authorized officers, to be effective as of the day and year first above written.

                                        STATE STREET BANK AND TRUST COMPANY

                                        By:________________________________
                                        Title:_____________________________

                                        FREEMONT MUTUAL FUNDS, INC.

                                        By:________________________________
                                        Title:_____________________________

                                    EXHIBIT A

                                 Pricing Source

--------------------------------------------------------------------------------
Security Type                        Pricing Source
--------------------------------------------------------------------------------
Domestic Equities*                   Reuters
--------------------------------------------------------------------------------
Foreign Equities                     Interactive Data Corp.
Foreign Bonds
--------------------------------------------------------------------------------
Municipal Bonds                      J.J. Kenny Co., Inc.
--------------------------------------------------------------------------------
Corporate Bonds                      Merrill Lynch
                                     Interactive Data Corp.
--------------------------------------------------------------------------------
Short Term**                         Amortized Cost
--------------------------------------------------------------------------------
Futures Options***                   Bloomberg
--------------------------------------------------------------------------------
ADRs                                 Interactive Data Corp.
                                     If unavailable  from interactive Data
                                     Corp - use
                                     Reuters
--------------------------------------------------------------------------------
Mortgage-Backed Securities           Interactive Data Corp.
--------------------------------------------------------------------------------

* If a problem arises with the Reuters transmission Fremont has contracted to receive prices from interactive Data Corp.

** Amortized Cost is used for securities with a maturity date that is less than 60 days.

*** Futures prices are obtained from Bloomberg and manually input into PAS Vs an automated transmission.

There are additional manual prices that are received from various brokers, Bloomberg and subadvisors as instructed by the client.